SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                          Date of Report: June 8, 2006
                        (Date of earliest event reported)


                             HERLEY INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


    Delaware                        0-5411                         23-2413500
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(State or other                  (Commission                      (IRS Employer
 jurisdiction of                 File Number)                     Identification
 incorporation)                                                     Number)


101 North Point Boulevard, Lancaster, Pennsylvania                17601-4133
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Address of principal executive offices)                           (Zip Code)



Registrant's telephone number including area code              (717) 735-8117
                                                             -------------------

          ------------------------------------------------------------
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.


     1. On June 8, 2006 at a meeting of the Board of Directors of Herley Industries, Inc. ("Registrant") Lee N. Blatt resigned as Chairman of the Board and a director. Concurrently therewith, Myron Levy, Chief Executive Officer and a director of Registrant, was appointed Chairman of the Board, and Adm. Edward
K. Walker, a director of Registrant, was appointed Vice Chairman of the Board of Directors.


     2. On June 12, 2006, Registrant entered into an employment agreement with Mr. Kevin J. Purcell (the "Employment Agreement") pursuant to which Mr. Purcell became employed by the Registrant as its Vice President and Chief Financial Officer. The Employment Agreement has a three year term, provides for (i) a base salary at the rate of $220,000 per annum; (ii) auto allowance; and (iii) a bonus at the discretion of the Board of Directors.

     In order to induce Mr. Purcell to enter into the Employment Agreement, the Registrant granted him an option (the "Option") to purchase 25,000 shares of the Registrant's stock at a price of $19.38 per share, the closing price of the common stock on June 2, 2006. The Option will vest at the rate of 20% per year over a five year period.

     Prior to joining Registrant, Mr. Purcell was Vice President, Finance, Contracts and Compliance for Customer Services Americas, a $200 million business managing the aftermarket for Smiths Aerospace, LLC. Mr. Purcell, 48 years of age, has over 15 years of experience as a senior financial executive in a variety of business positions including Vice President and CFO, Controller and Director. His responsibilities have included financial and contract management of domestic and international operations in both public and private companies, most of which conducted business with federal, state or local governments. Previously, he spent a number of years in the government contractor advisory services group of KPMG where he was responsible for the development and management of the practice in the Northeast.


     There is no relationship between the Registrant and any of its affiliates, and Mr. Purcell, other than in respect of the Employment Agreement and the Option.


Item 9.01 Financial Statements and Exhibits

     (c) 10.1 Employment Agreement dated as of June 7, 2006 between Herley Industries, Inc. and Kevin J. Purcell.

                                   Signatures
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   HERLEY INDUSTRIES, INC.


                                   By:/s/ John Kelley
                                      ------------------
                                          John Kelley
                                          President
Dated:  June 14, 2006